FOURTEENTH AMENDMENT

TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTEENTH AMENDMENT effective as of May 27, 2016, to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, November 16, 2012, February 27, 2013, August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014, January 1, 2015, April 27, 2015, November 19, 2015 and February 25, 2016, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Ultra Short Bond Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Michael R. McVoy

Name: Ronald R. Redell		Name: Michael R. McVoy

Title: President		Title: Executive Vice President

Amended Exhibit A to the Fund Accounting Servicing Agreement -

DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series
DoubleLine Total Return Bond Fund
DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

And any other Funds listed in the then current Prospectus.

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